UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2021

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2021 (the “COO Start Date”), EyePoint Pharmaceuticals, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company appointed Jay S. Duker, M.D., age 63, as the Company's Chief Operating Officer. Dr. Duker has served as the Company’s Chief Strategic Scientific Officer in a part time capacity since July 20, 2020 and previously served as an independent member of the Company’s Board of Directors from 2016 to 2020.

In connection with Dr. Duker's appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Dr. Duker, which provides that his employment will continue until either the Company or Dr. Duker provides notice of termination in accordance with the terms of the Employment Agreement. In addition, the Company entered into a confidential information, non-disclosure, non-solicitation, non-compete, and rights to intellectual property agreement with Dr. Duker, which prohibits him from competing with the Company, soliciting the Company's employees and customers and disclosing confidential information during the term of his employment and for a specified time thereafter.

Pursuant to the Employment Agreement, Dr. Duker is entitled to receive an annual base salary of $500,000. In connection with his appointment as Chief Operating Officer, the Company granted Dr. Duker options to purchase 305,000 shares of the Company's common stock at an exercise price of $11.47 per share, with 25% vesting on the first anniversary of the COO Start Date followed by ratable monthly vesting through the fourth anniversary of the COO Start Date (the “Options”). In addition, the Company granted Dr. Duker an award of 15,258 restricted stock units having a value of $175,000 as determined by the market closing price for the Company’s common stock on the business day immediately preceding the COO Start Date, with full vesting of the RSUs to occur on the first anniversary of the COO Start Date (the “RSUs”, and together with the Options, the “Equity Awards”),  The Equity Awards were made pursuant to Company's 2016 Long Term Equity Incentive Plan, as amended. In connection with his appointment as Chief Operating Officer, Dr. Duker also received a one-time cash award of $175,000, which is subject to certain repayment terms if, within one year of the COO Start Date, Dr. Duker terminates employment with the Company without “Good Cause” or the Company terminates Dr. Duker’s employment for “Cause” (as such terms are defined in the Employment Agreement). In addition, as Chief Operating Officer, Dr. Duker is eligible to receive an annual cash bonus, which is based on the achievement of individual and corporate performance objectives, calculated as a percentage of his annual base salary, and which will be determined by the Company's Board, in its sole discretion. Dr. Duker's target annual bonus is 50% of his annual base salary. In connection with his appointment, Dr. Duker has also entered into the Company's standard indemnification agreement, the form of which is filed as Exhibit 10.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 2020.

Under the Employment Agreement, if Dr. Duker's employment is terminated by the Company without Cause or by Dr. Duker for Good Cause, Dr. Duker will be entitled to (a) his base salary for the period of 12 months from the date of termination; (b) 100% of his target bonus, payable in equal installments during the period of base salary continuation payable in clause (a); and (c) reimbursements equal to the portion of the monthly health premiums paid by the Company on Dr. Duker's behalf and that of his eligible dependents immediately preceding the date that Dr. Duker's employment terminates until the earlier of (i) the last day of the period of base salary continuation under clause (a) and (ii) that date that Dr. Duker and his eligible dependents become ineligible for COBRA coverage. In the event Dr. Duker’s employment is terminated by the Company without Cause or by Dr. Duker for Good Cause within 30 days prior to, or within 18 months following a "Change of Control" (as such term is defined in the Employment Agreement), Dr. Duker’s base salary continuation under clause (a) shall be 18 months from the date of termination, and any options to purchase shares of the Company's common stock or shares of restricted stock of the Company held by Dr. Duker that are not fully vested at the time of such employment termination following the Change of Control will immediately accelerate and vest in full.

In addition to the payments set forth in the preceding paragraph, upon the termination of Dr. Duker's employment for any reason, Dr. Duker will be entitled to receive any earned or accrued amounts and vested benefits that remain unpaid as of the date of his termination of employment. The payments and benefits set forth above are subject to Dr. Duker's execution of a release of claims.

Dr. Duker brings extensive experience to the Company, having served in wide-ranging roles in clinical, research, business,

start-ups, and academic settings. In addition to his earlier roles at EyePoint, Dr. Duker was the Director of the New England Eye Center and Chair of Ophthalmology at Tufts Medical Center and the Tufts University School of Medicine, positions which he has relinquished to join the Company in a full-time capacity. Additionally, Dr. Duker co-founded three start-ups, including Hemera Biosciences, a gene therapy company that developed an anti-complement treatment for dry macular degeneration, which was acquired by Janssen in 2020. Dr. Duker is currently the Chair of the Board of Sesen Bio, a publicly traded clinical stage biopharmaceutical company. He has published more than 300 journal articles related to ophthalmology and is co-author of Yanoff and Duker’s Ophthalmology, an ophthalmic textbook. Dr. Duker received an A.B. from Harvard University and an M.D. from the Jefferson Medical College of Thomas Jefferson University.

There are no family relationships between Dr. Duker and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K.

On the COO Start Date, the Company issued a press release announcing the appointment of Dr. Duker. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, effective November 1, 2021, between EyePoint Pharmaceuticals, Inc. and Jay S. Duker, M.D.
99.1	Press Release of EyePoint Pharmaceuticals, Inc., dated November 1, 2021.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: November 1, 2021	By:	/s/ George O. Elston
	Name:	George O. Elston
	Title	Chief Financial Officer and Head of Corporate Development